                                                                  EXHIBIT 7

                                                                 WG&M DRAFT


                            STOCK PURCHASE AGREEMENT
                            ------------------------

               STOCK PURCHASE AGREEMENT, dated February __, 1995, by and among William Ziegler, III, individually and as co-trustee of the trusts identified on Schedule A hereto (the "Ziegler Trusts"), Helen
     Z. Steinkraus, individually and as co-trustee of the trusts identified on Schedule B hereto (the "Steinkraus Trusts"), GIH Corp., a Delaware corporation, Union Trust Company, as co-trustee of the Ziegler Trusts, and United States Trust Company of New York, as co-trustee of the Steinkraus Trusts (such Persons in such capacities being referred to collectively as "Sellers" and each, individually, as a "Seller") and A.M. Acquisition Corp. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of USAHA TEGAS Sdn. Bhd., a Malaysian corporation. Certain capitalized terms used herein are defined in
     Section 9.7 hereof.

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, Purchaser desires to acquire all of the equity of American Maize-Products Company, a Maine corporation (the "Company"), through the acquisition of the outstanding shares of the Company's capital stock, by merger or otherwise; and

               WHEREAS, Sellers own, in the aggregate, [955,803] shares of Class B Common Stock, par value $.80 per share, of the Company (the "Shares"); and

               WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Shares upon the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     I.  SALE OF SHARES; PURCHASE PRICE
         ------------------------------
               1.1  Sale of Shares.  Upon the terms and subject to the
                    --------------
     conditions set forth in this Agreement, at the Closing (as defined in Section 6.1), each Seller shall sell and deliver to Purchaser the respective numbers of Shares set forth opposite the name of such Seller on Schedule 1.1 hereto (with respect to any Seller, such "Seller's Shares"), and Purchaser shall purchase from each Seller such Seller's Shares.

               1.2  Purchase Price; Payment.
                    -----------------------


















     NYFS02...:\09\67609\0019\2579\AGR2075T.14E
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                    (a)  The purchase price for the Shares shall be $44 per
     share.

                    (b) On the Closing Date (as defined in Section 6.1), Purchaser shall pay to each Seller the purchase price for such Seller's Shares by wire transfer of immediately available funds to such bank account as such Seller shall specify in writing to Purchaser not later than one Business Day prior to the Closing Date, against delivery by such Seller of certificates representing such Seller's Shares, duly endorsed in blank (or in lieu thereof having affixed thereto stock powers duly executed in blank), and in proper form for transfer.


     II.  REPRESENTATIONS AND WARRANTIES OF SELLERS
          -----------------------------------------

               Each Seller, severally and not jointly, hereby represents and warrants to Purchaser as follows:

               2.1  Effect of Agreement.  This Agreement has been duly
                    -------------------
     authorized, executed and delivered by such Seller and (assuming the due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or at equity).

               2.2  The Shares.
                    ----------
                    (a) Such Seller owns all right, title and interest in and to such Seller's Shares.

                    (b) Such Seller will transfer and deliver to Purchaser at the Closing valid title to such Seller's Shares, free and clear of all liens, claims and encumbrances.

               2.3  Brokers, Finders, etc.  Such Seller is not subject to
                    ---------------------
     the valid claim of any broker, finder, consultant or other inter-mediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Purchaser or the Company in connection with such transactions.


























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               2.4  Securities Law Filings.   To the best of such Seller's
                    ----------------------
     knowledge, all reports and statements filed with respect to the Company pursuant to the Securities Act of 1933, as amended (the 1933 Act"), or pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law conform in all material respects to the applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated under such acts and did not include at the time of filing such documents any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. To the best of such Seller's knowledge, the Company has not failed to make any filing required by the 1933 Act or the 1934 Act or any state securities law on a timely basis.

               2.5  Capitalization.  The authorized capital stock of the
                    --------------
     Company consists solely of (i) 15,000,000 shares of Class A Common Stock, par value $.80 per share ("Class A Common Stock"), of which 8,515,509 shares are issued and outstanding and 352,544 shares are held in treasury, (ii) 2,500,000 shares of Class B Common Stock, par value $.80 per share ("Class B Common Stock"), of which 1,742,057 shares are issued and outstanding and 67,225 shares are held in treasury, and (iii) 2,500,000 shares of Series Preferred Stock, without par value, of which no shares are issued and outstanding. Except as set forth on Schedule 2.5, neither the Company nor such Seller is a party to or bound by any outstanding subscriptions, options, warrants or rights to purchase or sell any equity securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company or such Seller is a party or by which the Company or such Seller is bound relating to any equity securities of the Company, whether or not outstanding.


     III.  REPRESENTATIONS AND WARRANTIES OF PURCHASER
           -------------------------------------------

               Purchaser hereby represents and warrants to each Seller as follows:

               3.1  Organization and Good Standing.  Purchaser is duly
                    ------------------------------
     organized, validly existing and in good standing under the laws of the State of Delaware.

               3.2  Authority Relative to Agreement.  Purchaser has all
                    -------------------------------
     requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby (i) have been authorized by all necessary action on the part of Purchaser, (ii) do not violate any provision of law applicable to Purchaser and (iii) do not conflict with or result in a breach of any provision of, or constitute a default under, any order, judgment or decree binding upon Purchaser.















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               3.3  Effect of Agreement.  This Agreement has been duly
                    -------------------
     executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by each Seller) constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or at equity).

               3.4  Brokers, Finders etc.  Purchaser is not subject to the
                    --------------------
     valid claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from any Seller in connection with such transactions.


     IV.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
          ------------------------------------------------

               The obligations of Purchaser to effect the purchase of the Shares from the Sellers pursuant to this Agreement shall, at the option of Purchaser, be subject to the satisfaction, on the Closing Date, of the following conditions:

               4.1  Accuracy of Representations and Warranties; Covenants.
                    -----------------------------------------------------
     Each of the representations and warranties of each of the Sellers contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and each of the Sellers shall have performed and complied in all material respects with the covenants and provisions contained herein required to be performed or complied with at or prior to the Closing.

               4.2  No Proceeding or Litigation.  No party hereto shall be
                    ---------------------------
     legally enjoined by any injunction or court order from consummating the transactions contemplated by this Agreement, and no proceeding shall have been commenced by any governmental authority seeking to enjoin the consummation of the transactions contemplated hereby.

               4.3  Certificate.  Purchaser shall have received a
                    -----------
     certificate from each Seller to the effect set forth in Section 4.1 hereof, dated the Closing Date, duly signed by or on behalf of such a Seller.

               4.4  Amendment to Restated Articles of Incorporation.  The
                    -----------------------------------------------
     Restated Articles of Incorporation of the Company shall have been amended to provide that Section 910 of the Maine Business Corporation Act shall not be applicable to the Company, and such amendment shall be in full force and effect.


















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               4.5  Material Adverse Change.  Since the date of this
                    -----------------------
     Agreement, there shall have been no material adverse change in the business, properties, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Company.

               4.6  HSR.  All applicable waiting periods in respect of the
                    ---
     transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.


     V.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
         ---------------------------------------------

               The obligations of each Seller to effect the sale of such Seller's Shares pursuant to this Agreement shall, at the option of such Seller, be subject to the satisfaction, on the Closing Date, of the following conditions:

               5.1  Accuracy of Representations and Warranties; Covenants.
                    -----------------------------------------------------
      Each of the representations and warranties of Purchaser contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and Purchaser shall have complied in all material respects with the covenants and provisions contained herein required to be performed or complied with at or prior to the Closing.

               5.2  No Proceeding or Litigation.  No party hereto shall be
                    ---------------------------
     enjoined by an injunction or court order from consummating the transactions contemplated by this Agreement, and no proceeding shall have been commenced by any governmental authority seeking to enjoin the consummation of the transactions contemplated hereby.

               5.3  Officer's Certificate.  Sellers shall have received a
                    ---------------------
     certificate from Purchaser to the effect set forth in Section 5.1 hereof, dated the Closing Date, signed by a duly authorized officer of Purchaser.

               5.4  HSR Act Approval.  All applicable waiting periods in
                    ----------------
     respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

               5.5  Acquisition of Sellers' Class A Common Stock.
                    --------------------------------------------
     Contemporaneously with the sale of such Seller's Shares pursuant to this Agreement, Buyer or an Affiliate of Buyer shall have acquired (by means of merger, stock purchase or otherwise) all shares of Class A Common Stock owned by such Seller on the date hereof at not less than $40.25 per share.

















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     VI.  CLOSING
          -------

               6.1  Closing Date.  The closing with respect to the
                    ------------
     transactions provided for in this Agreement (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153 on the third business day following the satisfaction or waiver of the conditions referred to in Articles IV and V hereof (or at such other time or location as Purchaser and Sellers may agree) (such date being herein referred to as the "Closing Date").

               6.2  Sellers Closing Documents.  At the Closing, each Seller
                    -------------------------
     shall deliver or cause to be delivered to Purchaser the following:

                    (a) certificates representing such Seller's Shares, as provided in Section 1.2(b) hereof; and

                    (b)  the certificate referred to in Section 4.4 hereof.

               6.3  Purchaser Closing Documents.  At the Closing, Purchaser
                    ---------------------------
     shall deliver or cause to be delivered to each Seller the following:

                    (a) the purchase price payable for such Seller's Shares as provided in Section 1.2(b) hereof; and

                    (b) the officer's certificate of Purchaser referred to in Section 5.3 hereof.

               6.4  Proceedings.  All proceedings that shall be taken and
                    -----------
     all documents that shall be executed and delivered by the parties hereto on the Closing Date shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered. By a party's proceeding with the Closing, the conditions to such party's obligations set forth in Article IV or V hereof, as the case may be, shall be deemed satisfied or waived.


     VII. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
          INDEMNIFICATION
          -------------------------------------------

               7.1  General Survival.  The representations and warranties
                    ----------------
     contained in this Agreement shall survive the Closing.
























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     VIII.  COVENANTS
            ---------

               8.1  Best Efforts.  Each party hereto shall use its best
                    ------------
     efforts to cause the satisfaction of the conditions precedent set forth in Articles IV and V hereof and otherwise to cause the consummation of the transactions contemplated hereby in accordance with the terms hereof.

               8.2  Merger Offer.  Promptly following the execution and
                    ------------
     delivery hereof, Purchaser agrees to propose to the Company a merger transaction pursuant to which all of the outstanding shares of Class B Common Stock (other than the Shares to be sold pursuant to this Agreement) and all of the outstanding shares of Class A Common Stock would be converted into the right to receive a cash amount equal to $40.25 per share.

               8.3  HSR Act Compliance.  Each party hereto agrees that it
                    ------------------
     shall, as soon as reasonably practicable, make or cause to be made all required filings under the HSR Act in order to commence the running of the waiting period thereunder, to continue the running of said waiting period (including any extensions) and prevent or minimize any tolling thereof, to cause such waiting period to expire without enforcement action, and to provide to each other such cooperation as may be reasonably necessary in order to cause such filings to be prepared and duly made and all waiting periods to expire.


     IX.  MISCELLANEOUS
          -------------

               9.1  Waivers and Amendments.
                    ----------------------
                    (a) This Agreement may not be amended, modified or supplemented except by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party hereto of compliance with any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such noncompliance or as a waiver of any other or subsequent noncompliance.

                    (b) No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.























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               9.2  Fees and Expenses.  Each party hereto shall be
                    -----------------
     responsible for its costs and expenses, including all fees and expenses of attorneys, investment bankers, lenders, financial advisors and accountants, in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

               9.3  Notices.  Any and all notices, requests, consents or
                    -------
     any other communication provided for herein shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier or overnight courier (i) in the case of Sellers, to their respective addresses set forth on Schedule 9.3 hereto, and (ii) in the case of Purchaser, to AM Acquisition Corp. c/o Pexco Holdings, Inc., 7130 South Lewis Avenue, Suite 850, Tulsa, Oklahoma, 74136 (telecopier number: 918-493-7796) (or to such other address or telecopier number as may be designated by the Purchaser). Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered. A copy of such notice shall be sent by the same means, in the case of a notice to Purchaser, to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153,
     Attention: David Zeltner (telecopier number: 212-310-8007).

               9.4  Entire Agreement.  This Agreement sets forth the entire
                    ----------------
     agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

               9.5  Binding Effect; Benefits.  This Agreement shall inure
                    ------------------------
     to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               9.6  Assignability.  This Agreement and any rights pursuant
                    -------------
     hereto shall not be assignable by either party hereto without the prior written consent of the other party.

               9.7  Defined Terms.  As used in this Agreement, the
                    -------------
     following terms shall have the meanings set forth below:

                    (a) "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.



















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                    (b)  "Business Day" shall mean any day on which banks
     are not required or authorized to close in New York City.

                    (c) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                    (d) "Person" shall mean an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, government or governmental authority.

               9.8  Applicable Law.  This Agreement shall be governed by
                    --------------
     and construed in accordance with the laws of the State of New York.

               9.9  Section and Other Headings.  The section and other
                    --------------------------
     headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

               9.10 Submission to Jurisdiction.  (a) Each of the parties
                    --------------------------
     hereto irrevocably consents that any action or proceeding brought by the other party hereto in respect of the transaction contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non
                                                                 ----- ---
     conveniens, which any of them may now or hereafter have to the
     ----------
     bringing of any such action or proceeding in such respective jurisdiction.

                    (b) Each of the parties hereto irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address provided herein.

               9.11  Counterparts.  This Agreement may be executed in any
                     ------------
     number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, that this Agreement shall not be effective unless and until at least one counterpart is executed and delivered by each party hereto.

               9.12  Termination.  Any party hereto shall be able to
                     -----------
     terminate this Agreement and their obligations hereunder if the Closing shall not have occurred by June 30, 1995, provided that the party seeking termination is not in breach of any of its representations, warranties or covenants contained herein.














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               IN WITNESS WHEREOF, the parties hereto have duly executed
     this Agreement on the day and year first above written.

                                   A.M. ACQUISITION CORP.

                                   By:
                                       ------------------------------------
                                         Leonard D. Pickett
                                         President


                                   WILLIAM ZIEGLER, III,
                                         individually and as co-trustee of
                                         the Ziegler Trusts


                                        -----------------------------------


                                    HELEN Z. Steinkraus,
                                         individually and as co-trustee of
                                         the Steinkraus Trusts



                                        ----------------------------------


                                    GIH CORP.

                                    By:
                                        ----------------------------------
                                      Name:
                                      Title:

                                    UNION TRUST COMPANY,
                                         as co-trustee of the
                                         Ziegler Trusts

                                    By:
                                        ----------------------------------
                                       Name:
                                       Title:













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                                   UNITED STATES TRUST COMPANY
                                         OF NEW YORK,
                                         as co-trustee of the
                                         Steinkraus Trusts

                                   By:
                                      -------------------------------------
                                       Name:
                                       Title:



     The undersigned, Usaha Tegas Sdn. Bhd., a Malaysian corporation, does hereby guaranty the due and punctual performance of all of the payment obligations of A.M. Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the undersigned, under Article II of this Stock Purchase Agreement.


                                   USAHA TEGAS SDN. BHD.


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:














































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                                   SCHEDULE A


                               THE ZIEGLER TRUSTS
                               ------------------






































































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                                   SCHEDULE B


                              THE STEINKRAUS TRUSTS
                              ---------------------






































































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                                  SCHEDULE 1.1


                    NUMBER OF SHARES OF CLASS B COMMON STOCK
                    ----------------------------------------
                          BENEFICIALLY OWNED BY SELLERS
                          -----------------------------


          NAME                             NUMBER OF SHARES
                                           BENEFICIALLY OWNED
































































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                                  SCHEDULE 2.5


                                 CAPITALIZATION
                                 --------------






































































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                                  SCHEDULE 9.3


                        ADDRESSES FOR NOTICES TO SELLERS
                        --------------------------------